Exhibit 10.1

MATTHEWS INTERNATIONAL CORPORATION

SECOND AMENDED AND RESTATED 2019 DIRECTOR FEE PLAN

SECTION 1

Purposes; Reservation of Shares

(a) Purposes. The purposes of the Second Amended and Restated 2019 Director Fee Plan, as amended (the “Plan”) are:

(1)

to provide each Director of Matthews International Corporation (the “Corporation”), who is not also an employee of the Corporation or any of its Subsidiaries (“Director”), with the payment of (i) an annual retainer fee, (ii) in the case of a Director who serves as Chairman of the Board (the ”NE Chairperson”) or serves as the lead director of the Board (the “Lead Director”), an additional annual retainer fee, (iii) an annual retainer fee for each Committee chairperson and to any Lead Director, in each case, for future services to be performed by such Director (collectively, “Director Fees”) as a member of the Board of Directors of the Corporation (the “Board”);

(2)

to provide payment to each Director (except the NE Chairperson shall only be entitled to Meeting Fees for attending Board meetings and the Annual Meeting) for the following (collectively, the ”Meeting Fees”): (i) fees if any, paid for attendance at meetings of the Board or committees of the Board; and (ii) fees, if any, paid to a Director for attendance at the Annual Meeting;

(3)

to increase the identification of interests between the Directors and the shareholders of the Corporation by permitting (i) the Governance and Sustainability Committee of the Board or a Stock Compensation Subcommittee of the Committee (the “Subcommittee”) to award restricted stock awards (“RSA”), restricted stock units (“RSU”), nonstatutory stock options and/or stock appreciation rights to each Director on the fifteenth (15th) business day after the Annual Meeting, and

(4)

to allow Directors to elect to (i) receive payment of certain fees in shares of Class A Common Stock, par value $1.00 per share of the Corporation (the “Common Stock”), (ii) defer receipt of certain fees and awards into a deferred stock account as deferred stock units (“DSU”), and (iii) reinvest dividends payable on Common Stock for awards or stock issued under this Plan instead of receiving cash.

For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or estate in an unbroken chain beginning with the Corporation, if each of the entities other than the last entity in the unbroken chain owns equity possessing fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other entities in the chain. As used hereinafter, the term “Committee” shall mean either the Governance and Sustainability Committee or the Subcommittee, if the Subcommittee is authorized by the Board to act under this Plan; provided, however, that the members of the Committee must be composed solely of two or more “non-employee directors” in accordance with Rule 16b-3(d) under the 1934 Act. The term “Annual Meeting” shall refer to the annual shareholders’ meeting of the Corporation. The term “business day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of Pittsburgh, Pennsylvania are authorized or required to close.

(b) Reservation of Shares. Except as otherwise provided in this Section 1(b), the aggregate number of shares of Common Stock which may be issued under the Plan or credited (in DSUs) to deferred stock compensation accounts for subsequent issuance under the Plan from the date of its first adoption is limited to five hundred fifty thousand (550,000) shares, subject to adjustment and substitution as set forth in Section 14 hereof. Shares of Common Stock issued under the Plan may be authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board (or a committee thereof). If any stock option, RSU or stock appreciation right granted under the Plan is cancelled by mutual consent, forfeited, or terminates or expires for any reason without having been exercised in full, or if any RSAs under the Plan are forfeited, the number of shares subject thereto, in the case of stock options, RSUs or stock appreciation rights, or the number of shares forfeited, in the case of RSAs, shall again be available for all purposes of the Plan. All shares of Common Stock covered by a stock appreciation right or RSU, to the extent it is exercised or vests, as applicable, and shares of Common Stock are actually issued upon exercise or vesting of the right, shall be counted, regardless of the number of shares used to settle the stock appreciation right upon exercise.

(c) Individual Limits. During any calendar year:

(i) the maximum aggregate Fair Market Value of Equity Awards (as determined on the date of issuance of each such Equity Award) issued under this Plan to a Director in a calendar year shall not exceed $400,000 during such calendar year; and

(ii) the maximum aggregate (x) Director Fees or Meeting Fees payable under this Plan to a Director in a calendar year and (y) Fair Market Value of Equity Awards issued under this Plan (as determined pursuant to clause (i) above) shall not exceed $600,000 during such calendar year.

SECTION 2

Eligibility

Any Director of the Corporation who is separately compensated in the form of Director Fees or Meeting Fees for services on the Board shall be eligible to participate in the Plan.

SECTION 3

Payment of Director Fees

(a) Director Fee Payment. Subject to the provisions of Section 3(b) hereof, on the fifteenth (15th) business day following the Annual Meeting (or the election or re-election to a committee chair or lead director position if such election is not made at the time of the Annual Meeting) (each such date of payment referred to as a “Regular Payment Date”), each Director as of that date shall receive payment of Director Fees by:

(1)	the payment to the Director of such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts (collectively, the “Director Fee Amount”); or

(2)

the issuance to the Director of a number of whole shares of Common Stock equal to the Director Fee Amount divided by the Fair Market Value of one share of the Common Stock, as defined in Section 17 hereof, on such Payment Date (rounded upward to the next whole share).

Subject to the provisions of Section 3(b) hereof, each Director who first becomes a Director after a Regular Payment Date and before the next Annual Meeting shall, on the fifteenth (15th) business day following his or her election as a Director (the “Interim Payment Date”, and collectively with any Regular Payment Date, a “Payment Date”), receive payment of a pro-rata portion of the Director Fee Amount (in cash or in shares of Common Stock, as the case may be), equal to the applicable Director Fee Amount multiplied by a fraction, the numerator of which shall be the number of Board meetings scheduled between the date of such Director’s election and the date of the next Annual Meeting (excluding any Board meeting on the date of such Annual Meeting), and the denominator of which shall be the total number of Board meetings (actual and scheduled) between the date of the last Annual Meeting (including any Board meeting on the date of such Annual Meeting) and the date of the next Annual Meeting (excluding any Board meeting on the date of such Annual Meeting).

(b) Stock Election. The Committee shall determine by November 30 of each year whether Director Fees in the following calendar year will be paid in cash or in shares of Common Stock, with the default election being the payment of Directors Fees in shares of Common Stock. Notwithstanding the foregoing, if the Director Fees are to be paid in cash, a Director may elect to receive payment of the Director Fees in shares (a “Stock Election”). A Stock Election shall be made by filing a notice of election with the Secretary of the Corporation in the form prescribed by the Corporation (each, a “Notice of Election”). Once made, a Stock Election shall be effective on January 1 of the year following the date on which the Notice of Election is filed; provided, however, that Stock Elections shall be effective on the date on which the Notice of Election is filed with respect to Director Fees payable after the time of a person’s initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided the Director files such Notice of Election within ten (10) business days subsequent to being elected or re-elected as a Director. A Stock Election shall apply to all Director Fees otherwise payable while such election is effective. A Director may terminate a current Stock Election and receive current payment of Director Fees in cash (where the Committee has elected to pay Director Fees in cash) by filing a notice of termination with the Secretary of the Corporation in the form prescribed by the Corporation (each, a “Notice of Termination”), which shall be effective on January 1 of the year following the date on which a Notice of Termination is filed.

(c) Evidence of Shares. As of the date on which the Director Fees are payable in shares of Common Stock pursuant to Section 3(a) or 3(b) hereof, (i) the Corporation, at its sole discretion, shall either issue share certificates to the Director for any shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares of Common Stock so issued.

(d) Deferral Election. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of Director Fees in accordance with the procedures set forth in Section 5.

SECTION 4

Payment of Meeting Fees

(a) Current Cash Payment. Subject to the provisions of Section 5 hereof, each Director shall receive payment of Meeting Fees in cash in such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts, except that the NE Chairperson shall only be entitled to fees for attending Board meetings and the Annual Meeting, if any.

Except as set forth in Section 5 hereof, payment of Meeting Fees, if any, shall be paid within ten (10) business days following the meeting with respect to which such fees are payable. The amount and time of payment of Meeting Fees may be changed from time to time by the Board in its sole discretion through a duly adopted Board resolution.

(b) Deferral Election. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of Meeting Fees in accordance with the procedures set forth in Section 5.

SECTION 5

Deferral Elections

(a) Deferred Payment of Director Fees and Meeting Fees. Regardless of whether Director Fees or Meeting Fees are scheduled to be paid in cash or shares of Common Stock, each Director may elect to defer the receipt of Director Fees, Meeting Fees and/or RSAs granted pursuant to Section 12, as provided under this Section 5 (a “Deferral Election”).

(b) Deferral Election Procedures. A Deferral Election may be made by timely filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, subject to the following terms and conditions:

(1)

A Deferral Election shall be effective only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year to which the Deferral Election relates (or such other date as may be established by the Committee to the extent consistent with Section 409A);

(2)

Deferral Elections are entirely voluntary and shall be irrevocable once made; provided, however, the Committee, in its sole discretion, may permit a Deferral Election to be changed at any time prior to the last permissible date for making a Deferral Election;

(3)

A Deferral Election shall apply to all Director Fees and/or RSAs earned and payable in each calendar year while such Deferral Election remains effective, and to all Meeting Fees paid or payable for meetings held in each calendar year while such Deferral Election remains effective;

(4)

A Deferral Election shall, to the extent permitted by the Committee, allow a Director to select whether any dividends or distributions payable with respect to the Director’s DSUs shall be paid currently in cash (or other property, as applicable) or otherwise credited in additional DSUs to the Director’s Account (the “Dividend Election”).

(c) Elections for New Plan Participants. A Director who first becomes eligible to participate in the Plan may, to the extent permitted by the Committee, file a Deferral Election (the “Initial Election”) at any time on or before the 10th business day following the date on which the Director initially becomes eligible to participate in the Plan. Any such Initial Election shall only apply to fees and awards earned and payable for services rendered after the date on which the Initial Election is delivered to the Corporation. Accordingly, an Initial Election shall apply to all Director Fees or RSAs earned and payable subsequent to the date the Initial Election is delivered to the Corporation, and to all Meeting Fees earned and payable for meetings held following the date the Initial Election is delivered to the Corporation.

(d) Termination/Modification of Deferral Elections. Unless otherwise specifically provided in a Notice of Election, a Deferral Election shall remain in effect for future calendar years unless and until such election is timely revoked. A Director may increase, decrease, terminate or recommence a Deferral Election (including an Initial Election) by filing a new Deferral Election on or prior to the last date for filing a Deferral Election for the next calendar year. A new Deferral Election shall be effective January 1st of the calendar year following the date on which the election is filed with the Corporation.

SECTION 6

Deferred Stock Compensation Account

(a) General. The amount of any Director Fees, RSAs or Meeting Fees elected to be deferred in accordance with a Deferral Election for a calendar year shall be credited, in the form of shares of DSUs, to a deferred stock compensation account maintained by the Corporation in the name of the Director (an “Account”). On each Payment Date that a Deferral Election is effective for a Director, or on which DSUs are to be credited pursuant to a Deferral Election, the Director’s Account(s) shall be credited on the Payment Date with the number of DSUs (including fractional shares to at least two decimal places) (i) equal to that number of shares of Common Stock that otherwise would have been payable to the Director on such Payment Date where the Director Fees had been payable to the Director in shares of Common Stock, (ii) equal to the aggregate amount of all Director Fees and/or Meeting Fees subject to such Deferral Election otherwise payable during such calendar year to such Director in cash divided by the Fair Market Value of one share of the Common Stock, as defined in Section 17 hereof, on such Payment Date, and/or (iii) equivalent to the number of shares of restricted stock granted. DSUs shall represent the right to receive an equivalent number of shares of Common Stock upon the terms and conditions outlined in this Section. No interest or other amount shall be paid or credited to a Director notwithstanding that Director Fees and/or Meeting Fees which otherwise would have been payable under the Plan are not reflected as DSUs until the Payment Date. A separate Account shall be maintained for each amount of deferred Director Fees, Meeting Fees or RSAs for which a Director has elected a different payment option or as otherwise determined by the Committee. Separate Accounts shall be maintained for deferred Director Fees, Meeting Fees and/or RSAs under the Plan as opposed to those deferred, if any, under the 1994 Director Fee Plan, as amended or the 2014 Director Fee Plan, as amended.

The Account of a Director shall be charged on the date of distribution with any distribution of DSUs made to the Director from such Account pursuant to Section 6(b) hereof.

(b) Dividend Equivalent Rights. If DSUs are outstanding in an Account on the record date with respect to a dividend was declared on the Corporation’s Common Stock in cash or property other than Common Stock, then on the date of such payment of the dividend the Corporation shall, based on each Director’s Dividend Election in effect at the time, either (i) pay directly to the Director an amount in cash or property other than Common Stock, as the case may be, or (ii) increase the number of DSUs credited to the Director’s Account by an amount, determined in accordance with the following formula, rounded down to the nearest hundredth of a whole share: X =((A x B)/C)-D, where

X = the additional number of DSUs to be credited to the Account, or paid in cash, based on the Director’s Dividend Election then in effect;

A = the number of DSUs in the Director’s Account;

B = the per share amount of the dividend;

C = the average of the high and low per share selling prices of the Corporation’s Common Stock on the payment date of such dividend;

D = the taxes, if any, required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amounts as wages or compensation.

(c) Manner of Payment of Account. The DSUs held in a Director’s Account will be paid in shares of Common Stock to the Director or, in the event of the Director’s death, to the Director’s Beneficiary as defined in Section 6(d) hereof.

(1)

Elections. For Deferral Elections, a Director may elect at the time of filing the Notice of Election to receive payment of the DSUs credited to the Director’s Account, in whole or in part, as follows (except as otherwise provided in Sections 6(d) and 7(b) hereof, if applicable):

(i)

In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year following the calendar year in which the Director first separates from service with the Corporation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor Section, upon or after ceasing to be a member of the Board for any reason, including by reason of death or disability (the “Separation from Service Payment Commencement Date”);

(ii)

In two to five annual installments commencing on the Separation From Service Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter;

(iii)

In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year specified by the Director at the time of filing of such Notice of Election (the “Designated Payment Commencement Date”);

(iv)

In two to five annual installments commencing on the Designated Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter; or

(v)

If earlier than the date on which payment would be received under (i)-(iv) of this Section 6(c)(1), in a lump sum or in two to five annual installments, with payment commencing on the sixtieth (60th) day (or if such date is not a business day, on the immediately preceding business day) following the death of the Director or following the date on which the Director becomes disabled (within the meaning of Section 409A of the Code) and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter.

(2)

Installment Payments. In any case where payments are made in installments, the number of shares of Common Stock distributed in each installment shall be determined by multiplying (A) the number of DSUs in the Account on the date of payment of such installment, by (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of DSUs in the Account shall be appropriately reduced in accordance with Section 6(a) hereof to reflect the installment payments made hereunder. DSUs remaining in an Account pending distribution pursuant to this Section 6(c) shall be subject to adjustment pursuant to Section 14 hereof.

(3)

General. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 17 hereof, on the date immediately preceding the date of such payment. The Corporation, at its sole discretion, shall either issue share certificates to the Director, or the Director’s Beneficiary, for the shares of Common Stock distributed hereunder or cause such shares to be registered in the name of the Director, or the Director’s Beneficiary, on any book-entry registration maintained by the Corporation or its transfer agent. As of the date on which the Director is entitled to receive payment of shares of Common Stock pursuant to this Section 6(c) hereof, a Director or the Director’s Beneficiary shall be a shareholder of the Corporation with respect to such shares. For purposes of Section 409A and the Plan, a payment shall be treated as made on a scheduled Payment Date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled Payment Date.

(d) Director’s Beneficiary. The “Director’s Beneficiary” means any beneficiary or beneficiaries (who may be named contingently or successively) named by a Director under the Plan to whom any benefit under the Plan is to be paid in the case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Director in writing with the Secretary of the Corporation during the Director’s lifetime. In the absence of such a designation, Director’s Beneficiary means the person designated by the Director in the Director’s Will, or, if the Director fails to make a testamentary disposition of the shares or dies intestate, to the person entitled to receive the shares pursuant to the laws of descent and distribution of the state of domicile of the Director at the time of death.

SECTION 7

Other Payment Commencement Dates

(a) General. If, in the case of a Deferral Election, the first DSUs credited to a particular Account with respect to such Director is credited after the relevant payment commencement date specified in Section 6(c) hereof or any DSUs are credited to an Account after a lump sum payment has been made pursuant to Section 6(c) hereof from such Account, payment of shares credited to such Account shall be made or commence on the April 1 (or if April 1 is not a business day, on the immediately preceding business day) following the date on which the shares are so credited.

(b) Delay in Payment. Notwithstanding Section 6(c) hereof and except as otherwise provided in Section 7(c) hereof, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, to commence payment on a date later than the date specified under Section 6(c) hereof provided that:

(i)

Such election must be made at least twelve (12) months prior to the date on which payments (or the initial scheduled Payment Date in the case of installment payments) otherwise would have commenced pursuant to the election under Section 6(c) hereof; and

(ii)

The payment commencement date specified in such election under this Section 7(b) must be not less than five (5) years from the date on which payments (or the initial scheduled Payment Date in the case of installment payments) otherwise would have commenced pursuant to the election under Section 6(c) hereof.

The provisions of this Section 7(b) are intended to comply with Section 409A(4)(C) of the Code, or any successor Section, and shall be interpreted consistently therewith.

(c) Change in Control Event. Notwithstanding Sections 6(c) and 7(b) hereof, effective for Director Fees, Meeting Fees and/or RSAs payable (but for any Deferral Elections) on and after January 1 of the year following the date on which the Notice of Election is filed, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in a form prescribed by the Corporation, to receive payment of all DSUs credited to the Director’s Account with respect to such Director Fees, Meeting Fees and/or RSAs, upon the earlier of when payment would be made pursuant to the election under Section 6(c) or 7(b) hereof or in a lump sum immediately following the occurrence of any Change in Control Event, as defined below (a “Change in Control Event Election”).

A Change in Control Event Election shall be effective on the date on which it is filed with respect to Director Fees, Meeting Fees and RSAs payable (but for any Deferral Elections) after the time of a person’s initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Change in Control Event Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Change in Control Event Election shall only be effective for Director Fees, Meeting Fees and RSAs payable for services performed after the Change in Control Event Election is filed. A Director may terminate a Change in Control Event Election only by filing a Notice of Termination of Change in Control Event Election with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective for Director Fees, Meeting Fees and/or RSAs payable (but for any Deferral Elections) on and after January 1 of the year following the date on which such Notice of Termination of Change in Control Event Election is filed. If payments from a Director’s Account have previously commenced at the time of a Change in Control Event which results in a permissible lump sum payment pursuant to this Section 7(c), for purposes of applying this Section 7(c) shares previously paid from the Director’s Account shall be deemed to be from Director Fees, Meeting Fees and RSAs not subject to a Change in Control Event Election, to the extent thereof. A “Change in Control Event” shall mean the date upon which any event occurs which constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code or any successor Section and Treasury Regulation §1.409A-3(i)(5)(v)-(vii) thereunder or any successor Section, provided that:

(i)

The percentage specified in Treasury Regulation §1.409A-3(i)(5)(v) (addressing the percentage change in the ownership of the total fair market value or voting power of the Corporation’s stock) shall be 50 percent and not a higher percentage;

(ii)

The percentage specified in Treasury Regulation §1.409-3(i)(5)(vi)(A)(1) (addressing the percentage change in the ownership of the voting power of the Corporation’s stock) shall be 30 percent and not a higher percentage;

(iii)

For purposes of Treasury Regulation §1.409A-3(i)(5)(vi)(A)(2) (addressing a change in the effective control of the Corporation by virtue of a change in the composition of the Board), the words “a majority of the members of the corporation’s board of directors” shall not be replaced by a higher portion; and

(iv)	The percentage specified in Treasury Regulation §1.409A-3(i)(5)(vii)(A) (addressing the percentage change in the ownership of the Corporation’s assets) shall be 40 percent and not a higher percentage.

SECTION 8

Non-Alienability of Benefits

Except as may be required by law, neither the Director nor the Director’s Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amounts or shares of Common Stock or DSUs that are or may be payable hereunder, including but not limited to in respect of any liability of a Director or the Director’s Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to such amount actually being received by the Director or the Director’s Beneficiary hereunder, nor shall any such amounts or shares be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director’s Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or Director’s Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director’s Beneficiary, or any legal process.

SECTION 9

Nature of Deferred Stock Compensation Accounts

Any Account, and any DSUs reflected in such Account, shall be established and maintained only on the books and records of the Corporation. No assets or funds of the Corporation, a Subsidiary or the Plan shall be removed from the claims of the Corporation’s or a Subsidiary’s general or judgment creditors or otherwise made available, and no shares of Common Stock of the Corporation to be issued pursuant to an Account shall be issued or outstanding, until such amounts and shares are actually payable to a Director or a Director’s Beneficiary as provided herein. DSUs credited to an Account constitute a mere promise by the Corporation to make payments in the future. Each Director and Director’s Beneficiary shall have the status of, and their rights to receive a payment of shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to DSUs credited to an Account. The Corporation shall not be obligated under any circumstances to fund any financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if:

(a)	such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code;

(b)

any trust created by the Corporation, and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan, will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor; and

(c)	such set aside of funds is not described in Section 409A(b) of the Code, or any successor provision.

SECTION 10

Grant of Equity Awards

The Committee shall have authority, in its sole discretion, (a) to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 and 423 of the Code), (b) to grant stock appreciation rights, (c) to award RSAs, and (d) to award RSUs (collectively “Equity Awards”). All grants and awards pursuant to this Section 10 shall be made on or to be effective on a Payment Date. On or as of each Payment Date, the Committee shall grant or award to each Director on such Payment Date Equity Awards with such amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount (subject to such limitations set forth under this Plan). The Committee shall determine in its sole discretion the portion of each grant and/or award to be comprised of nonstatutory stock options, stock appreciation rights, RSAs and RSUs and the value of each.

SECTION 11

Terms and Conditions of

Stock Options and Stock Appreciation Rights

Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

(A)

The purchase price at which each stock option may be exercised (the “option price”) and the base price at which each stock appreciation right may be granted (the “Base Price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stock option or stock appreciation right on the date of grant. For purposes of this Section 11, the Fair Market Value of the Common Stock shall be determined as provided in Section 17 hereof. In no event may any stock option or stock appreciation right granted under this Plan, other than pursuant to Section14, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new stock option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

(B)

The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may if authorized by the Committee pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock (by delivery of such shares or by attestation) not restricted under Section 12 and having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 17 hereof, equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share shall in any event be paid in cash. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Director, the broker shall be acting solely as the agent of the Director, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C)

Upon the exercise of stock appreciation rights the Corporation shall pay to the person exercising the stock appreciation rights a number of shares of the Common Stock with a Fair Market Value, as defined in Section 17 hereof, equal to the difference between the aggregate Fair Market Value, as defined in Section 17 hereof, of the Common Stock on the date of exercise of the stock appreciation rights and the aggregate Base Prices for the stock appreciation rights which are exercised (the “Spread”) (rounded down to the next whole number of shares). No fractional shares of the Common Stock shall be issued nor shall cash in lieu of a fraction of a share of Common Stock be paid. Notwithstanding the foregoing, at the sole discretion of the Committee, the Corporation may pay to the person exercising the stock appreciation rights an amount of cash, rather than shares of the Common Stock, equal to the Spread if and only if the payment of cash upon exercise of the stock appreciation rights would not cause the stock appreciation rights to provide for a deferral of compensation within the meaning of Section 409A of the Code. The date of exercise of a stock appreciation right shall be determined under procedures established by the Committee.

(D)

Unless the Committee, in its sole discretion, shall otherwise determine and subject to the terms of Sections 11(G) and 11(H) hereof, stock options and stock appreciation rights shall be exercisable by a Director commencing on the second anniversary of the date of grant. Subject to the terms of Sections 11(G) and 11(H) hereof providing for earlier termination of a stock option or stock appreciation right, no stock option or stock appreciation right shall be exercisable after the expiration of ten years from the date of grant. Unless the Committee, in its sole discretion, shall otherwise determine, a stock option or stock appreciation right to the extent exercisable at any time may be exercised in whole or in part.

(E)	Unless the Committee, in its sole discretion, shall otherwise determine:

(i)	no stock option or stock appreciation right shall be transferable or assignable by the grantee otherwise than:

(a)	by Will; or

(b)	if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death; or

(c)	to the trustee of a trust that is revocable by the grantee alone, both at the time of the transfer or assignment and at all times thereafter prior to such grantee’s death; and

(ii)

all stock options and stock appreciation rights shall be exercisable during the lifetime of the grantee only by the grantee (or the grantee’s guardian or legal representative) or by the trustee of a trust described in Section 11(E)(i)(c) hereof.

A transfer or assignment of a stock option or a stock appreciation right by a trustee of a trust described in Section 11(E)(i)(c) to any person other than the grantee shall be permitted only to the extent approved in advance by the Committee in writing, in its sole discretion and subject to applicable law. Stock options or stock appreciation rights held by such trustee also shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement with the grantee as if such trustee were a party to such agreement as the grantee. In the event the grantee ceases to be a Director of the Corporation, the provisions set forth in the Plan and in the applicable agreement with the grantee shall continue to be applicable to the stock option or stock appreciation right and shall limit the ability of such trustee to exercise any such transferred stock options or stock appreciation rights to the same extent they would have limited the grantee. The Corporation shall not have any obligation to notify such trustee of any termination of a stock option or stock appreciation right due to the termination of service of the grantee as a Director of the Corporation.

(F)

Unless otherwise specified by the Committee, the applicable Director shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of a stock option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Director (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 18, and (iii) in the case of a stock option, has paid in full the option price for such shares.

(G)

Unless the Committee, in its sole discretion, shall otherwise determine, if a grantee ceases to be a Director of the Corporation, any outstanding stock options and stock appreciation rights held by the grantee shall vest and be exercisable and shall terminate, according to the following provisions:

(i)

Notwithstanding Section 11(D) hereof, if a grantee ceases to be a Director of the Corporation for any reason other than those set forth in Section 11(G)(ii) or (iii) hereof, any then outstanding stock option and stock appreciation right held by such grantee (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable by the grantee (or, in the event of the grantee’s death, by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the grantee (the “Grantee’s Heir or Representative”)), at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period;

(ii)

Unless the exercise period of a stock option or stock appreciation right following termination of service as Director has been extended as provided in Section 15(c) hereof, if during his or her term of office as a non-employee Director a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee shall terminate as of the close of business on the last day on which the grantee is a Director of the Corporation; and

(iii)

Notwithstanding Section 11(D) hereof, following the death of a grantee during service as a Director of the Corporation, or upon the disability of a Director which requires his or her termination as a Director of the Corporation, any outstanding stock option and stock appreciation right held by the grantee at the time of death or termination as a Director due to disability (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable, in the case of death of the grantee, by the Grantee’s Heir or Representative, or, in the case of disability of the grantee, by the grantee at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period.

Whether a resignation of a Director is with or without the consent of the Board and whether a grantee is disabled shall be determined in each case, in its sole discretion, by the Committee and such determination by the Committee shall be final and binding.

(H)

If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after service as a Director of the Corporation) which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, the Committee may immediately terminate all outstanding stock options and stock appreciation rights held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option or stock appreciation right following termination of service as a Director of the Corporation has been extended as provided in Section 15(c) hereof. Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, shall be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(I)

All stock options and stock appreciation rights shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its sole discretion. Each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee. The provisions of such agreements need not be identical.

Subject to the foregoing provisions of this Section 11 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement referred to in Section 11(I) hereof or an amendment thereto.

SECTION 12

Terms and Conditions of Restricted Share Awards

(a) Restricted Share Awards. RSAs shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the awardee to sell, assign, transfer, pledge or otherwise encumber such shares while such shares are subject to the other restrictions imposed under this Section 12), the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the RSAs and such other terms and conditions as the Committee in its sole discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable RSA agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of any such RSAs in accordance with the procedures set forth in Section 5; provided, that the receipt of any DSUs in lieu of restricted share awards shall remain subject to the same vesting and forfeiture restrictions as the original equity award.

(b) Transfers to Trusts. Neither this Section 12 nor any other provision of the Plan shall preclude an awardee from transferring or assigning RSAs to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of RSAs from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and RSAs held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.

(c) Default Vesting Restrictions. Unless otherwise determined by the Committee, RSAs awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such RSAs due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause. Any RSAs which have not previously vested shall vest and the restrictions related to service as a Director shall lapse upon the death of a Director or the disability of a Director which requires his or her termination as a Director of the Corporation.

(d) Evidence of Shares. Following a grant of RSA and prior to the lapse or termination of the applicable restrictions, the Corporation, at its sole discretion, shall (i) issue share certificates in the name of the awardee and hold them in escrow together with related stock powers in blank signed by the awardee, (ii) issue such share certificates and deliver them to the awardee with an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Matthews International Corporation Amended and Restated 2019 Director Fee Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Matthews International Corporation, Two NorthShore Center, Pittsburgh, PA 15212-5851.”;

or (iii) issue the shares in book-entry form in the name of the awardee. If share certificates are issued in the name of the awardee, the awardee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each of the certificates subject to the RSAs. In the case of forfeiture of the shares, the Corporation shall use the stock power(s) to transfer ownership of the shares to the Corporation. Upon the lapse or termination of the applicable restrictions, certificate(s) without the legend referenced in (ii) above and the blank stock power(s) shall be delivered to the awardee (or the awardee’s personal representative) upon the surrender by such person of the legended certificates if they were previously provided to such person. If shares are issued in book-entry form, the Corporation shall instruct its transfer agent that the shares are to be designated as restricted on the transfer agent’s book-entry records of the owners of the Common Stock, and may not be transferred from the name of the awardee until the earlier of (i) in the case of forfeiture of the shares, when the Corporation instructs its transfer agent in writing to record the shares as owned by the Corporation (rather than by the awardee), or (ii) when requested in writing by the awardee (or the awardee’s personal representative) after the Corporation has instructed its transfer agent in writing that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records due to the lapse or termination of the applicable restrictions.

(e) Dividends; Dividend Reinvestment. From the date a RSA is effective, the awardee shall be a shareholder with respect to all of the restricted shares and shall have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends, and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this Section 12(e) and the other restrictions imposed by the Committee. Except as provided in Section 14 hereof, the Committee, in its sole discretion, may determine that dividends and other distributions on the shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its sole discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse or termination of the applicable restrictions (and not before such time), the unpaid dividends, if any, shall be delivered to the awardee. Further, the Committee shall have the ability, in its sole discretion following a written request of a Director, to authorize the automatic reinvestment of such dividends in additional shares of restricted stock at the time of any dividend payment (such shares referred to herein as “Reinvested Shares”), provided that sufficient shares of Common Stock are available under Section 1(B) for the issuance of such Reinvested Shares (taking into account then outstanding awards). In the event that sufficient shares of Common Stock are not available for such Reinvestment Shares to be issued, such reinvestment of dividends shall be made in the form of a grant of RSUs equal in number to the shares of Common Stock that would have been obtained by such reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by Section 13. Any Reinvestment Shares issued in connection with a Director’s election hereunder shall be subject to the same terms and conditions, including vesting schedule, as the shares of restricted stock upon which the dividend was issued.

(f) Competition. If an awardee of restricted shares engages in the operation of management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries or solicits any of the Corporation’s customers or employees other than for the benefit of the Corporation, the Committee may immediately declare forfeited all restricted shares, including any Reinvested Shares, held by the awardee as to which the restrictions have not yet lapsed. Whether an awardee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries or has solicited any of the Corporation’s customers or employees other than for the benefit of Corporation, shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

SECTION 13

Restricted Stock Units

(a) Restricted Stock Unit Awards. An RSU award represents the unsecured right to receive in the future payment (in cash, shares of Common Stock or a combination of both, as contemplated in the award) equal to the Fair Market Value of a specified number of shares of Common Stock, which is subject to a risk of forfeiture or a restriction period or both. RSUs shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion. RSU awards shall be effective only upon execution of the applicable RSU agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical.

(b) Terms and Conditions. Restricted stock units shall be subject to the restrictions imposed thereon, the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the RSUs and such other terms and conditions as the Committee in its sole discretion deems appropriate. Unless otherwise determined by the Committee, RSUs awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such RSU due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause. An award of RSUs shall be settled as and when the RSUs vest, as determined and certified by the Committee, or at a later time specified by the Committee or in accordance with an election of the Director, if the Committee so permits. Subject to the restrictions set forth in this Plan, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an award of RSUs. During the period, if any, set by the Committee, commencing with the date of grant of such RSUs for which such vesting restrictions apply, and until the expiration thereof, the Director shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(c) Dividends. RSUs shall not have any voting rights, and holders of RSUs shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). An award of RSUs shall not entitle the Director to receive dividends during the Restriction Period, nor vote the Common Stock subject to such award, or to otherwise enjoy any other stockholder rights; provided, however that the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to RSU awards, including but not limited to the issuance of any dividend equivalent units in tandem with a Restricted Stock Unit Award.

(d) Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of dividend equivalent units, including but not limited to whether: (i) such award will be granted in tandem with another award; (ii) payment of the award shall be made currently or credited to an account for the Director that provides for the deferral of such amounts until a stated time; and (iii) the award will be settled in cash or shares; provided that dividend equivalent units may be granted only in connection with a “full-value award.” For this purpose, a “full-value award” includes Restricted Stock, RSUs and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share.

SECTION 14

Adjustment and Substitution of Shares

In the event of a (i) merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries, including but not limited to a Section 15 Event (each, a “Corporate Transaction”) or (ii) a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”) the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable, to prevent the dilution or enlargement of the rights of Directors, to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the number of DSUs credited to any Account, (C) the number and kind of shares of Common Stock subject to outstanding grants and awards; (D) the option price and Base Price of outstanding stock options and stock appreciation rights, respectively, carried to at least three decimal places with the last decimal place being rounded up to the nearest whole number.

In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding stock options, stock appreciation rights or RSUs in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such grants and awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the option price of such option or the Base Price of such stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding grants and awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of grants and awards, or replacement of grants and awards with new grants and awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to grants and awards that remain based upon Corporation securities). No adjustment or substitution provided in this Section 14 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 14, a Director shall not have any rights with respect to any Corporate Transaction or Share Change. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 14 to Accounts shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 14 to grants and awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the grants and awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 14 to the extent the existence of such authority would cause a grant or award that is not intended to be subject to Section 409A of the Code at the grant or award date of the Award to be subject thereto.

SECTION 15

Additional Rights in Certain Events

(a) Definitions. For purposes of this Section 15, the following terms shall have the following meanings:

(1)	The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

(2)	“Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3)

“Voting Shares” shall mean all securities of a corporation entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of “Voting Power” of a corporation shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4)	“Section 15 Event” shall mean the date upon which any of the following events occurs:

(i)

The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(ii)

During any period of two consecutive years, less than a majority of the total number of authorized members of the Board (excluding vacant seats) are filled by individuals who were (i) Directors at the beginning of such period and (ii) individuals whose election by the Corporation’s security holders, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board) of at least a majority of the members of the Nominating and Corporate Governance Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved for election or nomination hereunder) or at least two-thirds of the Directors then still in office who were Directors on the effective date of the original Plan on November 15, 2018 or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors relating to the election of Directors which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule, including by reason of any agreement intended to avoid or settle any such election contest or proxy contest), provided that for purposes of this Section 15(a)(4)(ii), each Board then-authorized seat shall count once for determining whether a Section 15 Event has occurred;

(iii)

The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction; or

(iv)

The commencement of any liquidation or dissolution of the Corporation (other than pursuant to any transfer of 70% or more of the consolidated assets of the Corporation to an entity or entities controlled by the Corporation and/or its shareholders following such liquidation or dissolution);

provided, however, that if securities beneficially owned by a Director are included in determining the Beneficial Ownership of a Person referred to in paragraph 4(a) above, then no Section 15 Event with respect to such Director shall be deemed to have occurred by reason of such event.

(b) Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to Section 15(e), unless the agreement referred to in Section 11(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 15 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Director referred to in the proviso to Section 15 (a)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(c) Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to Section 15 (e), unless the agreement referred to in Section 11(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all outstanding stock options and stock appreciation rights held by a grantee whose service with the Corporation as a Director terminates within one year of any Section 15 Event (other than those held by a Director referred to in the proviso to Section 15 (a)) for any reason shall be exercisable for the longer of (i) a period of three months from the date of such termination of service or (ii) the period specified in Section 11(G) hereof, but in no event after the expiration date of the stock option or stock appreciation right.

(d) Lapse of Restrictions on Restricted Share Awards and RSUs. Unless the agreement referred to in Section 12 hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 15 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards or RSUs under the Plan, all such restrictions (other than those applicable to a Director referred to in the proviso to Section 15 (a)) shall lapse upon the occurrence of any such Section 15 Event regardless of the scheduled lapse of such restrictions.

(e) Code Section 409A. Notwithstanding the foregoing, if any grant or award is subject to Section 409A of the Code, this Section 15 shall be applicable only to the extent specifically provided in the agreement under Sections 11(I) or 12 applicable to the grant or award and permitted pursuant to Section 409A. Notwithstanding any contrary provision in this Plan, DSU agreement, or Equity Award agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Equity Award agreement) upon expiration of such delay period.

SECTION 16

Administration of Plan; Hardship Withdrawal

(a) Administration of Plan. Except where the terms of the Plan specifically grant authority to the Committee of the Board or where the Board delegates authority to the Committee, full power and authority to construe, interpret, and administer the Plan shall be vested in the Board and it and the Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Decisions of the Committee and the Board shall be final, conclusive, and binding upon all parties. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i)	To determine the grants or awards to be made to the Directors pursuant to Sections 10-13 and all of the relevant terms thereof;

(ii)	Subject to Sections 11(I) and 12(a), to modify, amend or adjust the terms and conditions of any such grant or award;

(iii)	To adopt, alter and repeal such administrative rules, regulations, procedures, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(iv)	To interpret the terms, provisions and conditions of the Plan and any such grant or award (and any agreement under Sections 11(I) and 12(a) relating thereto);

(v)

Subject to Sections 11(I) and 12(a), to accelerate the vesting or lapse of restrictions on any outstanding award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi)	To decide all other matters that must be determined in connection with such grants and awards;

(vii)	To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(viii)	To otherwise administer the Plan in connection with such grants and awards.

The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any grant or award pursuant to Section 10 shall be made in the sole discretion of the Committee or such officer at the time of such grant or award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan and shall be final and binding on all persons, including the Corporation, its Subsidiaries, and the Directors eligible under the Plan.

(b) Hardship Withdrawal. Notwithstanding the terms of Deferral Election made by a Director hereunder, the Committee may, in its sole discretion, permit the issuance of shares in accordance with the number of DSUs held in an Account with respect to Director Fees or Meeting Fees previously payable upon the request of a Director or the Director’s representative, or following the death of a Director upon the request of a Director’s Beneficiary or such beneficiary’s representative, if the Board determines that the Director or the Director’s Beneficiary, as the case may be, is confronted with an unforeseeable emergency.

For this purpose, an unforeseeable emergency means a severe financial hardship to the Director or the Director’s Beneficiary resulting from an illness or accident of the Director or the Director’s Beneficiary, the spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director or the Director’s Beneficiary, loss of the Director or the Director’s Beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or the Director’s Beneficiary. The Director or the Director’s Beneficiary shall provide to the Committee evidence as the Committee, in its sole discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Director or the Director’s Beneficiary’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by the cessation of deferrals under the Plan. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the number of shares which shall be issued under and pursuant to the Account(s) providing for the latest payments or series of payments. No Director shall participate in any decision of the Committee regarding such Director’s request for a withdrawal under this Section 16.

(c) Cancellation; Suspension; Clawback. Any or all outstanding grants and awards to a Director may, at any time between the date of grant or award and the third anniversary of any exercise, payment or vesting of such grant and award, in the Board’s or the Committee’s sole discretion and subject to such terms and conditions established by the Board or the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Director (whether during or after service as a Director of the Corporation) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, (iv) commits any act of fraud or embezzlement against the Corporation, or (v) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 15 Event unless the agreement under Sections 11(I) or 12(a) specifically so provides. Whether a Director has engaged in any such activities shall also be determined, in its sole discretion, by the Board or the Committee, and any such determination by the Board or the Committee shall be final and binding.

SECTION 17

Fair Market Value

“Fair Market Value” of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in any other reliable publication (electronic or otherwise) as the Board of the Corporation or its delegate, in its sole discretion, may determine to rely upon):

(a)	if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date; or

(b)

if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on which the Common Stock is listed.

If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 17. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 17 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

SECTION 18

Securities Laws; Issuance of Shares

The obligation of the Corporation to issue Common Stock or credit DSUs under the Plan shall be subject to:

(i)	the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation;

(ii)	the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed;

(iii)

if required by the Committee, the representation and agreement of the Director that the Director is acquiring the shares only for investment and without a present view of the sale or distribution of such shares, with a corresponding legend on any stock certificates;

(iv)	all other applicable laws, regulations, rules and orders which may then be in effect; and

(v)	obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

The inability or impracticability of the Corporation to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance, sale or delivery of any shares of Common Stock or credit DSUs in an Account hereunder, shall relieve the Corporation of any liability in respect of the failure to issue, sell or deliver such shares of Common Stock or credit DSUs in an Account as to which such requisite authority shall not have been obtained. If, on the date on which any shares of Common Stock would be issued pursuant to a current stock payment under Section 3(a) hereof any DSUs or credited to an Account and after consideration of any shares of Common Stock subject to outstanding Equity Awards, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 18, then no shares of Common Stock shall be issued or DSUs credited but rather, in the case of a current stock payment under Section 3(a) hereof, cash shall be paid in payment of the Director Fees payable, and in the case of DSUs, Director Fees and Meeting Fees shall instead be credited in cash to a deferred cash compensation account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

SECTION 19

Governing Law; Integration

(a) Governing Law. The provisions of this Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania including its statute of limitations provisions, but without reference to conflicts of law principals. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the Plan. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such.

(b) Integration. The Plan contains all of the understandings and representations between the Corporation, its Subsidiaries and any of the Directors and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan. There are no representations, agreements, arrangements or understandings, oral or written, between the Corporation, its Subsidiaries and any of the Directors relating to the subject matter of the Plan which are not fully expressed in the Plan.

SECTION 20

Effect of the Plan on the Rights of Corporation and Shareholders

Nothing in the Plan or in any stock option, stock appreciation right or restricted share award under the Plan or in any agreement providing for any of the foregoing or any amendment thereto shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.

SECTION 21

Amendment and Termination

(a) General. The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall:

(i)	be made without shareholder approval if shareholder approval of the amendment is at the time required by the rules of any stock exchange on which the Common Stock may then be listed; or

(ii)

otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or DSUs credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3.

No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan or the holder of an Equity Award theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.

(b) Rule 16b-3. Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or DSUs credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.

(c) Termination Date. Notwithstanding any other provision of the Plan:

(i)	no shares of Common Stock shall be issued or DSUs credited on a Payment Date under the Plan after March 31, 2030;

(ii)	no shares of Common Stock shall be credited with respect to Meeting Fees payable under the Plan after March 31, 2030;

(iii)	no stock option or stock appreciation right shall be granted under the Plan after March 31, 2030; and

(iv)	no RSAs or vesting after March 31, 2030 of RSAs or RSUs shall be awarded under the Plan after March 31, 2030;

provided, however, that the preceding provisions of this Section 21(c) shall not preclude the issuance of shares of Common Stock under the Plan in payment of the balance of a Director’s Account or upon the exercise after March 31, 2030 of a stock option or stock appreciation right or vesting after March 31, 2030 of RSAs or RSUs.

SECTION 22

Unsecured Creditor

The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. The Corporation’s obligations under the Plan shall be unfunded and unsecured promises to pay. Any amount payable under the Plan shall be established and maintained only on the books and records of the Corporation. The Corporation and its Subsidiaries shall not be obligated under any circumstance to fund the Corporation’s financial obligations under the Plan and no assets or funds of the Corporation, any Subsidiary, or the Plan shall be removed from the claims of the Corporation’s general or judgment creditors or otherwise made available until such amounts are actually paid to a Director as provided herein. Any of them may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Director or Director’s Beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Director and Director’s Beneficiary shall at all times have the status, of a general unsecured creditor of the Corporation.

SECTION 23

Limitation of Liability

Any grant or award under the Plan shall not give a Director or Director’s Beneficiary any rights except as expressly set forth in the Plan and in any such grant or award or create (i) any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Director or Director’s Beneficiary any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary in any manner; (ii) any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or (iii) any obligation of the Corporation that shall be greater than the obligation of the Corporation to any of its general unsecured creditors.

SECTION 24

Dispute Resolution

Since fees are paid and grants or awards are made under the Plan in Western Pennsylvania, records relating to the Plan and fees, grants or awards thereunder are located in Western Pennsylvania, and the Plan and fees, grants or awards are administered in Western Pennsylvania, the Corporation and the Director participating in the Plan, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or fees, grants or awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any fees, grants or awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 19 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

SECTION 25

Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation its determinations of the grants and awards under Section 10, the form, amount and timing of such grants and awards and the terms and provisions of such grants and awards) need not be uniform and may be made by it selectively among Directors who receive, or are eligible to receive, grants and awards under the Plan, whether or not such persons are similarly situated.

SECTION 26

Indemnification

Subject to the requirements of Pennsylvania state law, each individual who is or shall have been a member of the Board or the Committee, or an officer of the Corporation to whom authority was delegated in accordance with Section 16, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

SECTION 27

No Representations or Covenants With Respect to Tax Qualification

Although the Corporation may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to any potential negative tax impact to Directors under the Plan.

SECTION 28

Compliance With Laws

Without limitation, payment of fees or a grant or award under the Plan and any issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Corporation is listed as may be required.

SECTION 29

Effective Date

The effective date and date of adoption of the original Plan was November 15, 2018, the date of adoption of the Plan by the Board, and this Plan was amended and restated on November 19, 2025, provided that on or prior to November 19, 2026 such adoption of the Plan by the Board was approved by the affirmative vote of holders of record of a majority of the shares of voting stock of the Corporation represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders at which a quorum is present.